QuickLinks -- Click here to rapidly navigate through this document
As filed with the Securities and Exchange Commission on November 12, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVOCENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	4991 Corporate Drive Huntsville, Alabama 35805 (256) 430-4000	91-2032368
(State of incorporation)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Avocent Corporation 2003 Stock Option Plan
(Full title of the plan)

Samuel F. Saracino, Esq.
Senior Vice President of Legal and Corporate Affairs,
General Counsel and Secretary
9911 Willows Road N.E.
Redmond, Washington 98052
(425) 861-5858
(Name, address, and telephone number of agent for service)

Copy to:
Patrick J. Schultheis, Esq.
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
5300 Carillon Point
Kirkland, Washington 98033
(425) 576-5800

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock ($0.001 par value) issuable pursuant to Avocent Corporation 2003 Stock Option Plan	2,000,000 shares	$37.07	$74,140,000	$5,997.93

(1)
Represents shares of the registrant's Common Stock issuable upon exercise of stock options granted, or otherwise available for future issuance, pursuant to the Avocent Corporation 2003 Stock Option Plan.

(2)
Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq Stock Market on November 11, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The registrant hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission:

  (a)
  The registrant's Annual Report on Form 10-K filed on March 27, 2003.

  (b)
  The registrant's Current Reports on Form 8-K filed on January 30, 2003, April 3, 2003, April 16, 2003, July 17, 2003, October 16, 2003 and November 4, 2003.

  (c)
  The registrant's Quarterly Reports on Form 10-Q filed on May 9, 2003, August 6, 2003 and October 31, 2003.

  (d)
  The description of the registrant's Common Stock contained in its registration statement on Form 8-A, filed May 9, 2000, pursuant to Section 12(g) of the Securities Exchange Act of 1934.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

        Article XI of the registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under the Delaware General Corporation law.

        Article VI of the registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the registrant to the fullest extent permissible under the Delaware General Corporation Law.

        The registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its Certificate of Incorporation and Bylaws, and the registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1	Avocent Corporation 2003 Employee Stock Option Plan (incorporated by reference to the registrant's Definitive Proxy Statement on Schedule 14A filed April 22, 2003)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of the securities being registered
23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditors for the registrant.
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

Item 9.    Undertakings.

  (a)
  Rule 415 offering.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  Filings incorporating subsequent Exchange Act documents by reference.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Request for acceleration of effective date or filing of registration statement on Form S-8.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on November 12, 2003.

AVOCENT CORPORATION
By:	/s/ SAMUEL F. SARACINO Samuel F. Saracino Senior Vice President of Legal and Corporate Affairs, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel F. Saracino and Douglas E. Pritchett and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ JOHN R. COOPER John R. Cooper	President, Chief Executive Officer, and Chairman of the Board (Principal Executive Officer)	November 12, 2003
/s/ DOUGLAS E. PRITCHETT Douglas E. Pritchett	Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	November 12, 2003
/s/ EDWARD H. BLANKENSHIP Edward H. Blankenship	Vice President of Accounting and Chief Accounting Officer (Principal Accounting Officer)	November 12, 2003
/s/ HAROLD D. COPPERMAN Harold D. Copperman	Director	November 12, 2003
/s/ FRANCIS A. DRAMIS, JR. Francis A. Dramis, Jr.	Director	November 12, 2003
/s/ EDWIN L. HARPER Edwin L. Harper	Director	November 12, 2003
/s/ WILLIAM H. MCALEER William H. McAleer	Director	November 12, 2003
/s/ STEPHEN F. THORNTON Stephen F. Thornton	Director	November 12, 2003
/s/ DAVID P. VIEAU David P. Vieau	Director	November 12, 2003
/s/ DOYLE C. WEEKS Doyle C. Weeks	Director	November 12, 2003

QuickLinks

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY